SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 26, 1999
                                (Date of Report)

                   CENTRAL EUROPEAN DISTRIBUTION CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                             0-24341                    54-1865271
(State or other jurisdiction   (Commission file number)       (IRS employer
of incorporation)                                         identification number)

              1343 Main Street, Suite 301, Sarasota Florida 34236
                     Address of Principal Executive Offices

       Registrants telephone number, including area code: (941) 330 1558

Item #5 Other Events

See attached press release announcing the agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Central European Distribution Corporation
                                                     (Registrant)
Date: April 26, 1999
                                                                Jeffery Peterson
                                                        Executive Vice-president


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              CENTRAL EUROPEAN DISTRIBUTION CORPORATION TO ACQUIRE
                    LEADING PREMIUM WINE IMPORTED IN POLAND

SARASOTA, Fla., Apr. 19/PRNewswire/ -- Central Euopean Distribution Corporation (Nasdaq:CEDC) announced today that it has signed a definitive agreement to purchase the assets of The Cellar of Fine Wines (CFW), the leading Polish importer and distributor of premium wines with sales of nearly $5 million and operating profits of nearly $1 million in 1998. The acquisition is expected to be accretive to per share earnings in 1999.

This purchase will position CEDC as the leader in the fast growing imported wine market, in addition to its current positions of distribution leader for domestic vodka and imported beers and spirits. CFW's clients include leading hotel chains such as the Sheraton, Intercontinental, Marriott, Radisson and Meridien. It has importing relationships with vineyards from 11 countries including such international names as Baron Philipe de Rothschild, Robert Mondavi, M. Torres, Antinori and Penfolds.

William Carey, Chairman and CEO of CEDC, stated, "This purchase completes our near-term objective to be a leader in all key segments of the alcoholic beverage market in Poland. It will expand our appeal to current customers and we will be able to expand the geographic sales coverage for these exciting new wine brands. We are pleased that Frits Konings, Managing Director of CFW, will continue to assist the company in the purchase of wines and in the training of the dedicated wine sales force."

Mr. Konings commented, "We are very pleased to be combining our business with CEDC. This provides a unique opportunity to expand our business nationally and to take advantage of the synergies of working with CEDC's already established national distribution and logistics system. We will continue to strive to be at the leading edge of satisfying customers' increasing demand for high quality wines."

Under the terms of the agreement, CFW will be paid $1.75 million in cash and 100,000 shares of CEDC stock. The transaction will be accounted for as a purchase and will be subject to final CEDC Board approval. Closing is expected prior to mid-year.

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CEDC is the leading importer of beers, wines and spirits, as well as the largest distributor of domestic vodka in Poland, a four billion-dollar market at the retail level in 1998.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties that are detailed from time to time in the Company's SEC reports, including but not limited to the discussions included in the Annual Report on Form 10K for 1998.

For further information contact Jeffrey Peterson, Executive Vice-President at
(941) 330-1558 or visit our web site at http://www.ced-c.com.